EXHIBIT 32.1

Section 1350 Certifications

I, Alan D. Feldman, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(i)	The accompanying Quarterly Report on Form 10-Q for the quarter ended September 29, 2007 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Midas, Inc.

/s/ Alan D. Feldman
Alan D. Feldman
Chairman, President and Chief Executive Officer
Date: November 8, 2007

I, William M. Guzik, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(i)	The accompanying Quarterly Report on Form 10-Q for the quarter ended September 29, 2007 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Midas, Inc.

/s/ William M. Guzik
William M. Guzik
Executive Vice President and
Chief Financial Officer
Date: November 8, 2007